Exhibit 99.1

Mawson Infrastructure Group Inc. Provides Update on Strategic Initiatives

Kaliste Saloom to Present at Emerging Growth Conference on April 2, 2026

MIDLAND, PA — March 16, 2026 — Mawson Infrastructure Group Inc. (“Mawson” or the “Company”) today provided an update on its progress to deliver value to stockholders.

Mawson has achieved a range of objectives over the past year, including regaining Nasdaq compliance, settling multiple lawsuits which reduced the Company's current liabilities by $19 million, and initiating a strategic pivot to artificial intelligence and high-performance computing. As these achievements were obtained over the course of fiscal 2025, the Mawson Board of Directors (the “Board”) formed a Strategic Transactions Committee to evaluate a range of alternatives to the Company, including potential M&A transactions, joint ventures and other opportunities. The Strategic Transactions Committee is being assisted by independent legal and financial advisors and is focused on maximizing stockholder value.

“Mawson remains committed to transparency, disciplined decision-making, and pursuing every path that can unlock sustainable value,” said Kaliste Saloom, Interim CEO and General Counsel of Mawson. “While our review of strategic opportunities is ongoing, we will continue to take actions that position Mawson for long-term growth and shareholder value creation.”

Ryan Costello, Chair of the Board of Directors, said, “Mawson has valuable assets, strong potential, and a strategy built for sustainable growth, and the Board will continue to explore all opportunities to unlock significant value and deliver superior returns for our shareholders.”

There can be no assurance that the strategic process will result in the Company pursuing any specific outcome. There is no deadline or definitive timetable set for completion of the strategic process. Mawson does not intend to make any further public comment on the process unless and until it determines that further disclosure is appropriate or necessary.

Additional Stockholder Information

●	Mawson expects to file its Form 10-K for the year ended December 31, 2025, on March 31, 2026. Preliminary unaudited results for the 2025 fourth quarter and fiscal year can be found at https://www.mawsoninc.com/ under “Press Releases.”

●	On April 2, 2026, Mawson will present at the Emerging Growth Conference from 2:55 PM to 3:05 PM Eastern Time. This live, interactive online event offers stockholders and the investment community an opportunity to engage directly with Interim CEO Kaliste Saloom.

○	Questions may be submitted in advance to Questions@EmergingGrowth.com which, if the limited time allows, may be addressed during the presentation.

○	Register here: https://goto.webcasts.com/starthere.jsp?ei=1748971&tp_key=add80b0ab6&sti=migi

○	An archived webcast will be available on EmergingGrowth.com and the Emerging Growth YouTube Channel after the event.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding potential financing activities, operational plans, legal proceedings, strategy, and other future events. Words such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “seek,” “may,” “will,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility of the Company’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of digital assets, further or new regulation of digital assets and AI, the evolution of AI and HPC market and changing technologies, the slower than expected growth in demand for AI, HPC and other accelerated computing technologies than expected, the ability to timely implement and execute on AI and HPC digital infrastructure, and the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2025, August 14, 2025, and November 14, 2025, the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2025 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Contact

Investor Relations
Mawson Infrastructure Group, Inc.
Investor Contact: IR@mawsoninc.com

Partnerships Contact: Partnerships@mawsoninc.com

Media and Press Contact: mediarelations@mawsoninc.com
Website: www.mawsoninc.com